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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MEDICALCV, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1717208
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
9725 South Robert Trail Inver Grove Heights, Minnesota	55077
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /x/

    Securities Act registration statement file number to which this form relates: 333-68884

    Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class is to Be Registered
None	None

    Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock, $0.01 par value, and one redeemable Class A Warrant to purchase one share of Common Stock
(Title of Class)

Common Stock, $0.01 par value
(Title of Class)

Redeemable Class A Warrants to purchase Common Stock
(Title of Class)

Item 1. Description of Registrant's Securities to Be Registered.

    This registration statement relates to the units, common stock and redeemable Class A Warrants of MedicalCV, Inc. (the "Registrant"). A description of the Registrant's securities is contained in the Registrant's prospectus under the caption "Description of Securities," which is a part of the Registrant's Registration Statement on Form SB-2 (File No. 333-68884), filed with the SEC on August 31, 2001, as amended, which is incorporated herein by reference.

Item 2. Exhibits.

    The following exhibits have been filed with the SEC and are incorporated herein by reference.

  •
  Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2 (File No. 333-68884), filed with the SEC on August 31, 2001, as amended).

  •
  By-laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (File No. 333-68884), filed with the SEC on August 31, 2001, as amended).

  •
  Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form SB-2 (File No. 333-68884), filed with the SEC on August 31, 2001, as amended).

  •
  Form of Warrant Agreement (including specimen Class A Warrant certificate) (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form SB-2 (File No. 333-68884), filed with the SEC on August 31, 2001, as amended).

  •
  Specimen unit certificate (incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form SB-2 (File No. 333-68884), filed with the SEC on August 31, 2001, as amended).

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 31, 2001	MEDICALCV, INC.
	By	/s/ BLAIR P. MOWERY Blair P. Mowery Chief Executive Officer

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  Item 1. Description of Registrant's Securities to Be Registered.
  Item 2. Exhibits.
SIGNATURE